EXHIBIT 10.1

PEDEVCO CORP.

SERIES A CONVERTIBLE PREFERRED STOCK

 SUBSCRIPTION AGREEMENT

Date: October __, 2025	Full Subscription Commitment: US$_______________

1. Subscription:

(a) The undersigned purchasers who have executed a copy of the Participant signature page hereof and delivered the Purchase Price to the Company (collectively, the “Participants” and each, a “Participant”) hereby apply to purchase Series A Convertible Preferred Stock (the “Preferred Stock” or the “Shares”) of PEDEVCO Corp., a Texas corporation (the “Company”), in the amount set forth below their signature on the signature page of this Agreement, in accordance with the terms and conditions of (i) this Subscription Agreement (the “Subscription” or “Agreement”), and (ii) the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock (the “Certificate”), which is attached hereto as Exhibit B.

(b) Each Share has a price per share of $5.50(the “Purchase Price”, which term, depending on its context shall also refer to the aggregate consideration due from each Participant for the aggregate amount of Shares purchased by such Participant hereunder).

(c) Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:

(i) This Subscription;

(ii) The Certificate of Accredited Investor Status and Investor Information, attached hereto as Exhibit A;

(iii) The Shareholder Agreement, attached hereto as Exhibit C (the “Shareholder Agreement”); and

(iv) The Participant’s check in the amount set forth on the signature page hereof in the amount of the aggregate Purchase Price in exchange for the Shares purchased, or wire transfer sent according to the Company’s instructions.

(d) This Subscription is irrevocable by the Participant.

(e) This Subscription is not transferable or assignable by the Participant.

(f) For purposes of this Agreement:

(i) “Affiliate” means (A) any Person directly or indirectly controlling, controlled by or under common control with another Person, or (B) any manager, director, officer, partner or employee of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

1

(ii) “Conversion” means the conversion of the Shares into common stock of the Company as set forth in the Certificate.

(iii) “Conversion Shares” means the shares of Company common stock issuable upon conversion of the Shares.

(iv) “Conversion Terms” shall be the terms and conditions of the conversion of the Shares into common stock of the Company as set forth in the Certificate.

(v) “Material Adverse Effect” means any change, event, development or occurrence, individually or with all other changes, events, developments or occurrences, that has or is reasonably likely to (A) have a material adverse effect on the business, prospects, assets, results of operations or financial condition of the Company or (B) prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement on a timely basis in any material respect.

(vi) “NYSE American Approval” shall mean the initial listing approval by the NYSE American of the shares of common stock issuable upon conversion of the Shares on the NYSE American.

(vii) “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(viii) “SEC” means the U.S. Securities and Exchange Commission.

(ix) “Securities” means the Shares and the Conversion Shares.

(x) “Shareholder Approval” shall mean the receipt of the requisite approval from the Company’s shareholders necessary to approve the Conversion Terms and such other matters that are required to be approved by the shareholders of the Company pursuant to applicable NYSE American and SEC rules and regulations.

(g) The closing (the “Closing”) of this offering (the “Offering”) shall occur simultaneously with the Closing under that certain Agreement and Plan of Merger, dated on or around the date hereof (the “Merger Agreement”, and the transactions contemplated therein, the “Merger”), by and among the Company, NP Merger Sub, LLC, COG Merger Sub, LLC, North Peak Oil & Gas, LLC, Century Oil and Gas Sub Holdings, LLC, and solely for the limited purposes set forth therein, North Peak Oil & Gas Holdings, LLC.

(h) Participant hereby agrees not to, and will cause its Affiliates not to, enter into any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or short sale position with respect to the Securities at any time that Participant holds any Shares.

Subscription Agreement

PEDEVCO Corp.

2

2. Representations by Participant. In consideration of the Company’s potential acceptance of the Subscription, each Participant individually, and not jointly or severally, makes the following representations and warranties to the Company, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a) Without limiting its right to rely upon the representations and warranties of the Company in Section 3, prior to the time of purchase of the Shares, Participant has had an opportunity to review the Company’s reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission (the “SEC Reports”) (which filings can be accessed by going to http://www.sec.gov/edgar/searchedgar/companysearch.html, typing “PEDEVCO” in the “Name, ticker symbol, or CIK” field, and clicking the “Submit” button), and Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant’s understanding of the terms thereof and of the Company’s business and status thereof, and all such questions, if any, have been addressed to the satisfaction of the Participant. Participant acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Participant any information or made any representations, oral or written, other than as provided in the SEC Reports and herein, on which Participant has relied upon in deciding to invest in the Securities.

(b) Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Securities.

(c) The Securities are being acquired for Participant’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(d) Participant acknowledges that the Securities have not been registered under the Securities Act or qualified under any blue sky laws, in reliance, in part, on Participant’s representations, warranties and agreements made herein.

(e) Other than the rights specifically set forth in this Subscription and disclosed in the SEC Reports, Participant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Securities under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification, except as set forth in the Shareholder Agreement.

(f) Participant represents that Participant meets the criteria for participation because: (i) Participant has a pre-existing personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons; or (ii) by reason of Participant’s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Participant is capable of evaluating the risk and merits of an investment in the Securities and of protecting its own interests;

(g) Participant represents that Participant is an “accredited investor” as such term is defined in Rule 501 of the Securities Act, and has executed the Certificate of Accredited Investor Status and Investor Information, attached hereto as Exhibit A.

(h) Participant understands that the right to transfer the Securities will be restricted unless the transfer is not in violation of the Securities Act and any other applicable state or foreign securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Securities unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant, and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer, in each case, subject to the terms of the Shareholders Agreement and the Certificate.

Subscription Agreement

PEDEVCO Corp.

3

(i) Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent Participant considers necessary.

(j) Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, directors, agents, officers, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

(k) All information which Participant has provided to the Company concerning Participant, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status and Investor Information is accurate, correct, and complete as of the date set forth herein.

(l) Participant is in full compliance with, and the Participant’s payment of the Purchase Price in connection with the Offering will be in full compliance with, all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (i) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (ii) the National Emergencies Act, 50 U.S.C. 1601-1651; (iii) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (iv) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (v) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (vi) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (vii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (viii) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. The Participant represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations (collectively, the “Regulations”). To the best of the Participant’s knowledge, none of: (A) the Participant; (B) any person controlling or controlled by the Participant; (C) if the Participant is a privately-held entity, any person having a beneficial interest in the Participant; or (D) any person for whom the Participant is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an Office of Foreign Assets Control (“OFAC”) list, or a person or entity prohibited under the programs administered by OFAC. Participant will provide additional information or take such actions as may be necessary or advisable for the Company, in its sole judgment, to comply with any such Regulations.

(m) The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the fact the Company is collecting the Participant’s (and any beneficial purchaser’s) personal information pursuant to this Agreement. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Participant respecting itself (and any beneficial purchaser). By executing this Agreement, the Participant is deemed to be consenting to the foregoing collection, use and disclosure of the Participant’s (and any beneficial purchaser’s) personal information. The Participant also consents to the filing of copies or originals of any of the Participant’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Participant represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

Subscription Agreement

PEDEVCO Corp.

4

(n) The Participant has read and reviewed, understands the terms and conditions of, and has had an opportunity to ask the Company questions regarding, (i) the Certificate, (ii) the Merger Agreement, and (iii) the Shareholder Agreement.

(o) The Participant understands and acknowledges that the issuance of the Conversion Shares is subject to the Company’s compliance with applicable requirements under the Exchange Act, including, without limitation: (i) the preparation and filing with the SEC of a preliminary information statement; (ii) the clearance of any comments thereon by the SEC; (iii) the filing with the SEC of a definitive information statement (the “Information Statement”), after clearing any comments or questions of the SEC; (iv) the mailing or delivery of such Information Statement to the Company’s shareholders; and (v) the expiration of the applicable waiting period under Rule 14c-2 promulgated under the Exchange Act, which requires that information statements be distributed to security holders at least twenty (20) calendar days prior to the taking of corporate action by written consent.

(p) Each certificate or instrument representing Securities issuable upon conversion thereof, will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE [ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3. Representations and Warranties by the Company. The Company represents and warrants to Participant that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business, operations or financial condition of the Company.

Subscription Agreement

PEDEVCO Corp.

5

(b) Capitalization. The Company is authorized under its Certificate of Formation, as amended, to issue 300,000,000 shares of common stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such information is accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities laws and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options, warrants, convertible notes and other convertible securities and equity awards described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them, except as set forth in the SEC Filings. No Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, except as set forth in the SEC Filings. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of common stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(c) Authority; Enforceability. This Subscription together with the agreements attached hereto or in connection herewith have been duly authorized, executed, and delivered by the Company and are legal, valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and except for the Shareholder Approval and the filing of the Information Statement, no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of this Subscription and the agreements which form an exhibit hereto, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares or the Conversion Shares, upon conversion of the Shares in accordance with the Certificate.

(d) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

Subscription Agreement

PEDEVCO Corp.

6

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription, except for the approval of the NYSE American and the filing of the Information Statement. Subject to the accuracy of the representations and warranties of the Participant set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and the Conversion Shares and (ii) the other transactions contemplated by this Subscription, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Participant as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares or Conversion Shares and the ownership, disposition or voting of the Securities by the Participant or the exercise of any right granted to the Participant pursuant to this Subscription or the other transaction documents relating hereto.

(f) No Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Subscription or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(g) Compliance with Other Instruments.

(i) The Company is not in violation or default (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), of any provisions of its formation documents, bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). The execution, delivery and performance of this Subscription, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a breach or default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

(ii) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement.

Subscription Agreement

PEDEVCO Corp.

7

(h) Tax Returns and Payments. The Company has filed all material tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all material taxes and other assessments due.

(i) Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(j) Offering Valid. Assuming the accuracy of the representations and warranties of Participant contained in Section 2 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws. Subject to receipt of the NYSE American Approval, at or prior to Closing the issuance and sale of the Securities does not contravene the rules and regulations of the NYSE American.

(k) Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Subscription, and the Conversion Shares have been reserved for issuance, and when issued in accordance with the Certificate, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Participant), except for restrictions on transfer set forth in the transaction documents or imposed by applicable securities laws.

(l) SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company as of the date of this Agreement, under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Filings, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(m) Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

Subscription Agreement

PEDEVCO Corp.

8

(n) Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Subscription, any valid right, interest or claim against or upon the Company or Participant for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Participant shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this paragraph that may be due in connection with the transactions contemplated by this Subscription.

(p) Transactions with Affiliates. Except as disclosed in the SEC Filings, and participation in this Offering, none of the executive officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any material transaction with the Company (other than as holders of stock options, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q) Disclosures. Neither the Company nor any Person acting on its behalf has provided the Participant or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby and in connection with the Merger, which will be disclosed in a Current Report on Form 8-K within four business days of the Closing. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Participant will rely on the foregoing representations in effecting transactions in securities of the Company.

(r) Required Filings. Except for the transactions contemplated by this Subscription, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, currently requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Subscription Agreement

PEDEVCO Corp.

9

(s) Manipulation of Price. The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(t) Non-Hindrance. The Company undertakes not to hinder by any means the removal of the restrictive legend from the shares certificate provided that the Participant sells the shares to a third party meeting all the requirements set by the applicable law.

(u) Continued Periodic Report Filings. With a view to making available to Participant the benefits of Rule 144 promulgated under the Securities Act, the Company shall, for a period of not less than 18 months following the Closing, file with the Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required of the Company under Rule 144(c) and provide to Participant, upon reasonable request: (i) a written statement by the Company that it has complied with the current information requirements of Rule 144(c); and (ii) such other information as may be reasonably requested to avail Participant of any rule or regulation of the Commission that permits the selling of any such securities without registration.

(v) Legend Removal. The Company covenants and agrees that it will use commercially reasonable efforts to assist the Participant with the removal of the restrictive legend from the shares certificate following the applicable holding period under applicable law, provided that the Participant sells the shares in an open market transaction, to a third party, meeting all the requirements set by the applicable law.

4. Agreement to Indemnify. The Company agrees to indemnify and hold harmless each Participant and its Affiliates, and their respective directors, officers, members, managers, employees, and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Subscription, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

5. Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

6. Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Securities and the signature of the person is binding upon such entity.

7. Governing Law. This Subscription shall be construed in accordance with the laws of the State of Texas.

Subscription Agreement

PEDEVCO Corp.

10

8. Dispute Resolution. In the event of any dispute arising out of or relating to this Subscription, then such dispute shall be submitted to binding arbitration with the Houston, Texas branch of the American Arbitration Association (“AAA”) to be governed by AAA’s Commercial Rules of Arbitration (the “AAA Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the AAA Rules. Notwithstanding anything in the AAA Rules to the contrary, discovery shall be limited exclusively to the mutual production of documents, and written submissions to the arbitrator shall be limited to one brief from each party and one responsive brief from each party.

9. Further Assurances. The Company and Participant hereby covenant that they will, whenever and as reasonably requested by the other party, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, and any instruments of further assurance, approvals and consents as may reasonably be requested in order to complete, insure and perfect the transactions contemplated herein.

10. Commercially Reasonable Efforts. The Company shall use commercially reasonable efforts to cause the conversion of the Shares into common stock of the Company as set forth in the Certificate to occur as promptly as practicable after the date hereof. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12. Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent of such party.

13. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

14. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Subscription Agreement

PEDEVCO Corp.

11

Subject to acceptance by the Company, the undersigned have completed this Subscription Agreement to evidence his/her/its subscription for the purchase of Shares of the Company on October __, 2025.

PARTICIPANT:

________________________________________________________

Signature

Name:

Title:

Tax Identification No.:

Jurisdiction of Organization:

State of Principal Place of Operations:

Investment Amount (# of Shares): ____________________

Purchase Price Paid ($): ______________________

Address for Notice: Delivery Instructions (if different from above):

Address for Notice:

Attention:
Email:

Subscription Agreement

PEDEVCO Corp.

12

The Company has accepted this subscription this October __, 2025

“COMPANY”

PEDEVCO CORP.,
a Texas corporation

By:	/s/ Clark R. Moore
Clark R. Moore
Executive Vice President
and General Counsel

Address for notice: PEDEVCO Corp. 575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, Texas 77079 Attn: Corporate Counsel

Subscription Agreement

PEDEVCO Corp.

13

Exhibit A

CERTIFICATE OF ACCREDITED INVESTOR STATUS AND INVESTOR INFORMATION

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the box below indicating the basis on which he, she or it, is representing his, her, or its, status as an “accredited investor”:

______ a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____ an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____ a natural person whose individual net worth, or joint net worth with the undersigned’s spouse or spousal equivalent, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities;

____ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

14

____ an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

____  an individual who is a director or executive officer of PEDEVCO Corp.

Investor Information: (This must be consistent with the form of ownership selected below and the information provided above)

Name (please print):

If entity named above, By:

Its:

Social Security or Taxpayer I.D. Number:

Business Address (including zip code):

Email Address:

All communications to be sent to:

             Address _______ Email

Please indicate below the form in which you will hold title to your interest in the Shares. PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Participants should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor’s domicile and his or her particular personal circumstances.

             INDIVIDUAL OWNERSHIP (one signature required)

             JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

             COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

             TENANTS IN COMMON (both or all parties must sign)

             GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign)

             LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign)

15

             LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign)

             CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign)

          TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized. The date of the trust must appear on the Notarial where indicated.)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status and Investor Information effective as of October __, 2025.

Participant Name:

By:______________________ Signature
Printed Name:

Title/Position: (required for any stockholder that is a corporation, partnership, trust or other entity)

16

Exhibit B

SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF

PEDEVCO CORP. ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF ITS SERIES A CONVERTIBLE PREFERRED STOCK

[Attached.]

17

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

PEDEVCO CORP.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF ITS

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 21.155 of the Texas Business Organizations Code (as amended from time to time, the “Code”), PEDEVCO Corp., a Texas corporation (the “Corporation”):

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, and pursuant to Section 21.155 of the Code, the Board of Directors of the Corporation (the “Board of Directors”), by unanimous consent of all members of the Board of Directors on October 29, 2025, duly adopted a resolution providing for the designation of a second amended and restated series of 1,000,000 shares of Series A Convertible Preferred Stock, which shall amend, replace and supersede the Amended and Restated Series A Convertible Preferred Stock Designation previously filed by the Corporation on February 20, 2015, including the Amendment to the Amended and Restated Certificate of Designations dated June 25, 2018 (the “Prior Preferred Stock”), which resolution is and reads as follows:

RESOLVED, that no shares of Prior Preferred Stock are currently outstanding;

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors by the provisions of the Certificate of Formation of the Corporation, as amended, a series of the preferred stock, par value $0.001 per share, of the Corporation be, and it hereby is, established;

RESOLVED, that the series of preferred stock of the Corporation be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”;

RESOLVED, that the Series A Convertible Preferred Stock shall consist of 17,013,637 shares; and

RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below, which shall amend, replace and supersede the Prior Preferred Stock (the “Designation”).

18

1. Definitions. In addition to other terms defined throughout this Designation, the following terms have the following meanings when used herein:

1.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that, with respect to a holder of Series A Convertible Preferred Stock or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of such holder or any of its Affiliates; and (y) any fund, investment vehicle or account controlled, managed or advised by Juniper Capital Advisors, L.P. shall be deemed to constitute both an Affiliate and a controlled Affiliate of such holder. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.2 “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in (a) Houston, Texas or (b) New York, New York.

1.3 “Common Stock” shall mean the common stock, $0.001 par value per share, of the Corporation.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5 “Junior Securities” shall mean each other class of capital stock or series of preferred stock of the Corporation (other than Common Stock), the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Convertible Preferred Stock upon the liquidation, winding up or dissolution of the Corporation.

1.6 “Majority In Interest” means holders of greater than 50% of the then aggregate shares of Series A Convertible Preferred Stock issued and outstanding.

1.7 “Permitted Transferees” means (a) with respect to a holder of Series A Convertible Preferred Stock, (i) any controlled Affiliate of such Holder, (ii) Juniper Capital II, L.P., Juniper Capital III, L.P., Juniper NPR Partners, L.P., Juniper North Peak Partners, L.P. or an entity wholly owned by any of the foregoing or (iii) any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity or (b) any transferee pursuant to any Liquidation or Fundamental Transaction which results in all of the Corporation’s shareholders having the right to exchange their shares of Common Stock, preferred stock or other forms of equity authorized and issued by the Corporation (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps) for cash, securities or other property.

1.8 “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

19

1.9 “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

2. Ranking. The Series A Convertible Preferred Stock shall rank senior to the Junior Securities and the Series A Convertible Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

3. No Dividends. No dividends shall accrue on the Series A Convertible Preferred Stock.

4. Conversion. The Series A Convertible Preferred Stock shall be convertible into Common Stock in accordance with the following:

4.1 Automatic Conversion. All of the shares of Series A Convertible Preferred Stock shall automatically, without further action by any Person, convert into Common Stock on the day (the “Conversion Date”) immediately following the expiration of the twenty calendar day period commencing on the distribution to the Corporation’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Corporation with the Securities and Exchange Commission relating to the issuance of Common Stock in connection with the conversion of the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall be convertible into 10 shares of Common Stock (the “Conversion Ratio”, and such shares of Common Stock issuable upon conversion, the “Converted Shares”), which shares shall be validly issued, fully paid and non-assessable at the time of issuance; . Upon the automatic conversion of the Series A Convertible Preferred Stock, each holder shall be deemed to be the beneficial owner of the shares of Common Stock, and the Series A Convertible Preferred Stock theretofore held by such holder shall no longer be outstanding.

4.2 Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock in accordance with the terms hereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

4.3 Book Entry; Delivery of Common Stock Upon Conversion.

(a) Shares of Series A Convertible Preferred Stock will be issued in book-entry form; provided that, if a holder requests that such holder’s shares of Series A Convertible Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such holder representing such holder’s shares of Series A Convertible Preferred Stock.

20

(b) Promptly (but in any event, within five Business Days) after the Conversion Date, the Corporation shall (i) cause its transfer agent to credit the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system and (ii) deliver to each holder an acknowledgement of its transfer agent stating (A) the transfer agent has been instructed by the Corporation to create a book-entry account for each such holder and credit each such Holder’s account(s) with the number of shares of Common Stock that such holder is entitled to receive pursuant to Section 4.1 and (B) the Corporation has delivered to the transfer agent the aggregate number of shares of Common Stock contemplated by the foregoing clause (A) to be delivered to the holders as required under this Agreement.

4.4 Fractional Shares. If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to Section 4.1), such fractional share shall be rounded up to the next whole number of shares of Common Stock.

4.5 Taxes. The Corporation shall pay any and all issue, transfer, and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any conversion in accordance with the terms hereof in a name other than that in which the shares of the Series A Convertible Preferred Stock so converted were registered. No issue and delivery of shares of Common Stock upon conversion in accordance with the terms hereof in a name other than that in which the shares of the Series A Convertible Preferred Stock so converted were registered shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. The Corporation shall be entitled to withhold from any payment due whatsoever in connection with the Series A Convertible Preferred Stock any and all required withholdings the Corporation, in its reasonable discretion deems required under applicable law, provided, that the Corporation shall use commercially reasonable efforts to notify any holder prior to withholding from any amounts otherwise payable to any holder in connection with the Series A Convertible Preferred Stock and shall reasonably cooperate with any such holder in seeking to reduce or eliminate any such deduction or withholding in a manner consistent with applicable law.

4.6 No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Convertible Preferred Stock against impairment.

4.7 Obligations Absolute. The Corporation’s obligations hereunder (including the issuance and delivery of the Converted Shares upon conversion of Series A Convertible Preferred Stock in accordance with the terms hereof) are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with the issuance of Common Stock upon conversion in accordance with this Designation.

21

5. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock shall have no voting rights with respect to any matter to be submitted to the Corporation’s shareholders. Any vote of the holders of Series A Convertible Preferred Stock required hereunder may be taken at a meeting of the holders or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by holders representing a Majority in Interest.

6. Board Representation.

6.1 Board Composition. From the date hereof until the Conversion Date, the holders of the Series A Convertible Preferred Stock, exclusively and as a separate class, shall be entitled to elect one member of the Board. The director elected under this Section 6.1 is referred to as the “Preferred Director”. On the date hereof, the Corporation shall take, or cause to be taken, all necessary action to cause the election or appointment of the Preferred Director to the Board of Directors of the Corporation as required by the Agreement and Plan of Merger, dated as of the date hereof, by and among the Corporation and the other signatory parties thereto.

6.2 Election of the Preferred Director. The election of the Preferred Director shall occur (A) at the annual meeting of shareholders, (B) at any special meeting of shareholders if such meeting is called for the purpose of electing directors, (C) at any special meeting of holders of shares of Series A Convertible Preferred Stock called by the Majority in Interest or (D) by the written consent of holders of a majority of the outstanding shares of Series A Convertible Preferred Stock entitled to vote for the Preferred Director in the manner and on the basis as otherwise provided by law. At any meeting having as a purpose the election of the Preferred Director, the presence, in person or by proxy, of holders of at least the Majority in Interest shall be required and sufficient to constitute a quorum of such class for the election of the Preferred Director. The holders of shares of Series A Convertible Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation and notice of any other matter submitted to a vote of shareholders.

6.3 Vacancies. If at any time when any share of Series A Convertible Preferred Stock is outstanding, the Preferred Director should cease to be the Preferred Director for any reason, the vacancy may be filled by the vote or written consent of the Majority in Interest, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The Preferred Director elected or appointed to fill a vacancy shall serve the remainder of the term for which his or her predecessor was elected or appointed, subject, however, to his or her prior death, resignation, retirement, disqualification, or removal.

6.4 Removal. A Preferred Director may be removed with or without cause by, and only by, the affirmative vote of Majority in Interest, given either at a special meeting of the holders of Series A Convertible Preferred Stock duly called for that purpose, or by written consent of the holders of Series A Convertible Preferred Stock.

22

6.5 Special Meetings. The Majority in Interest may request the calling of a special meeting of the holders of Series A Convertible Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting shall be given to each holder of record of Series A Convertible Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called or a time not earlier than 20 days and not later than 60 days after such request and shall be held at such place as specified in such request. If such meeting shall not be called within 20 days after such request, then the Majority in Interest may designate in writing any holder of Series A Convertible Preferred Stock to call such meeting on similar notice at the expense of the Corporation. Any holder of Series A Convertible Preferred Stock d so designated shall have access to the stock books of the Corporation relating to Series A Convertible Preferred Stock for the purpose of calling a meeting of the holders pursuant to these provisions.

6.6 Action Without Meeting. With respect to actions by the holders of Series A Convertible Preferred Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a meeting by the written consent of such holders who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of the Series A Convertible Preferred Stock entitled to vote were present and voted.

7. Involuntary Liquidation Events. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series A Convertible Preferred Stock were fully converted to Common Stock based on the Conversion Ratio, which amounts shall be paid pari passu with payment to all holders of Common Stock, plus an additional amount equal to any dividends declared or otherwise accrued but then unpaid to such shares (if any). For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation unless the Corporation expressly declares that such Fundamental Transaction shall be treated as if it were a Liquidation.

8. Adjustments For Recapitalizations, Stock Splits, Etc.

8.1 Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Convertible Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 8.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

23

8.2 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8.1, if at any time the Corporation makes an offering or a general issuance of Common Stock, or issues, sells or grants rights to purchase stock, warrants, securities or other property, in each of the foregoing cases pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Series A Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights identical to those that apply to such holders of shares of Common Stock (subject, in the case of any rights issued pursuant to a shareholders rights plan, to any limitations, exclusions or other provisions in such shareholders rights plan that may be applicable to such holder of Series A Convertible Preferred Stock as an “acquiring person” (or equivalent concept) under the generally applicable terms of such shareholders rights plan), the aggregate Purchase Rights which such holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Series A Convertible Preferred Stock (assuming receipt of shareholder approval) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. For the avoidance of doubt, Purchase Rights shall not include (i) the grant or issuance of any stock options, restricted stock or other equity awards with respect to shares of Common Stock as may be granted or issued to any directors, officers, employees or contractors of the Corporation or any of its subsidiaries or (ii) the grant, issuance or sale of any securities that is not generally extended to the holders of any class of shares of Common Stock.

8.3 Fundamental Transaction. If, at any time while this Series A Convertible Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale, lease, transfer or exclusive license of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 8.1 above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then all of the shares of Series A Convertible Preferred Stock shall be deemed to be converted in accordance with the terms hereof and the holders of such Series A Convertible Preferred Stock shall receive the same form and amount of consideration as the holders of Common Stock receive in connection with such Fundamental Transaction (the “Alternate Consideration”) at the same time as such Alternate Consideration is received by the holders of Common Stock. For purposes of the foregoing, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holders of Series A Convertible Preferred Stock shall be given the same choice as to the Alternate Consideration they receive in connection with such Fundamental Transaction. Any successor to the Corporation or surviving entity in such Fundamental Transaction shall take such actions as are necessary in order to effectuate the foregoing provisions. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8.3. The Corporation shall cause to be delivered to each holder of Series A Convertible Preferred Stock, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close, which notice shall include the form and amount of consideration to be received by such holder as a result of the Fundamental Transaction.

24

8.4 Other Adjustments. The Board of Directors of the Corporation shall also adjust equitably, and shall have the right to adjust equitably, any or all of the terms of this Designation which the Board of Directors of the Corporation determine in their reasonable good faith judgment is required to be equitably adjusted in connection with any Corporation action.

8.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

9. Transfer. No holder of shares of Series A Non-Voting Preferred Stock may transfer such shares of Series A Non-Voting Preferred Stock in whole or in part without the consent of the Corporation, except to a Permitted Transferee; provided, that such holder provides the Company with written notice prior to such transfer, stating the name and address of each such transferee and the number of shares of Series A Non-Voting Preferred Stock being transferred.

10. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed email transmission, and shall be effective five Business Days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (a) if to the Corporation to, Attn: PEDEVCO Corp., 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079, Attn: J. Douglas Schick; Clark R. Moore, Email: dschick@pedevco.com; cmoore@pedevco.com and (b) if to any holder, to c/o Juniper Capital Advisors, L.P., 2727 Allen Parkway, Suite 1850, Houston, TX 77019, Attn: Edward Geiser, Josh Schmidt and Legal, Email: egeiser@juncap.com, jschmidt@juncap.com and legalnotices@juncap.com.

25

11. Protective Provisions. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, and shall cause it subsidiaries not to, without first obtaining the approval of the holders of a Majority In Interest of Series A Convertible Preferred Stock, voting together as a single class:

(a) amend, modify, alter or repeal the Corporation’s Certificate of Formation, Bylaws, this Designation or other governing documents (including any change that adversely affects the rights of the holders of the Series A Convertible Preferred Stock now or upon conversion in accordance with the terms hereof)

(b) increase or decrease the size of the Board of Directors, board of managers or similar governing body of the Corporation or any of its subsidiaries (including any committee or subcommittee thereof);

(c) change the line of business or materially change the nature of the business or operations of the Corporation and its subsidiaries;

(d) issue any securities (or securities convertible, exchangeable, or exercisable for equity) of the Corporation, including, for the avoidance of doubt, the grant of any equity award with respect to securities of the Corporation;

(e) issue any securities (or securities convertible, exchangeable, or exercisable for equity) of the subsidiaries of the Corporation, other than issuances by a subsidiary of the Corporation to the Corporation or another wholly owned subsidiary thereof;

(f) repurchase, redeem or acquire any capital stock or other equity securities of the Corporation or any of its subsidiaries, except for transactions between wholly owned subsidiaries of the Corporation or as permitted under employee benefit plans;

(g) (i) declare or pay dividends or other distributions on any class or series of capital stock of the Corporation or any of its subsidiaries or (ii) enter into any recapitalization transaction with the primary purpose of paying a dividend or other distribution, other than transactions between the Corporation and its wholly owned subsidiaries;

(h) enter into any agreement with respect to, or effect, any merger, consolidation, recapitalization, reclassification, stock split, combination, or other change of control transaction (including through the sale of all or substantially all assets or a majority of the equity interests) of the Corporation or any of its subsidiaries;

(i) adopt any plan of complete or partial liquidation, dissolution, or winding up of the Corporation or any of its subsidiaries;

26

(j) enter into any agreement with respect to, or effect, any acquisition, divestiture or disposition of assets, properties, or equity interests in excess of $500,000 during any fiscal year, whether in a single transaction or in a series of related transactions;

(k) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $250,000, other than capital expenditures in accordance with the budget then in effect (a copy of which has been, or will have been, provided to all of the directors then-serving on the Board of Directors);

(l) incur any indebtedness for borrowed money, or issue any debt securities or assume, guarantee or endorse any such indebtedness, in each case having an aggregate principal amount in excess of $500,000 and other than in the ordinary course of business;

(m) enter into any joint venture, partnership or similar business alliance;

(n) hire, terminate or designate any executive officer of the Corporation;

(o) remove or appoint the chairman of the Board of Directors;

(p) enter into, amend or modify, any agreement or transaction with any shareholder or Affiliate of the Corporation or any of its subsidiaries or any related party thereof;

(q) approve, adopt or amend or modify any incentive plan (including option, restricted stock, or other equity plans) of the Corporation or any of its subsidiaries, including any amendments or modifications to those plans that exist as of the date hereof;

(r) effect any change to the auditors or fiscal year of the Corporation or any of its subsidiaries;

(s) commence or settle any litigation or any other arbitration, mediation or similar proceeding involving amounts in dispute in excess of $500,000;

(t) adopt any shareholder rights plan, “poison pill” or similar arrangement;

(u) effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock;

(v) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(w) alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(x) amend or modify the Support Agreements, to be dated as of October 31, 2025, by and between the Corporation and each of SGK 2018 Revocable Trust, Simon G. Kukes, John Douglas Schick, H. Douglas Evans, Paul A. Pinkston, Jody Crook, John J. Scelfo, John K. Howie and Clark R. Moore; or

27

(y) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

12. Preemptive Rights. No shareholder of the Corporation (including, but not limited to any holder) shall have the right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such shareholder.

13. Construction. When used in this Designation, unless a contrary intention appears: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) “including” means including without limitation; (d) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (e) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (f) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Designation shall refer to this Designation as a whole and not to any particular provision hereof; (g) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Designation unless otherwise specified; (h) references to “dollars” or “$” in this Designation shall mean United States dollars; (i) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (j) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (k) unless otherwise stated in this Designation, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (l) references to “days” shall mean calendar days; and (m) the paragraph and section headings contained in this Designation are for convenience only, and shall in no manner affect the interpretation of any of the provisions of this Designation.

14. Miscellaneous.

14.1 Cancellation of Series A Convertible Preferred Stock. If any shares of Series A Convertible Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled and shall return to the status of designated, but unissued Series A Convertible Preferred Stock.

14.2 Waiver. Notwithstanding any provision in this Designation to the contrary, any provision contained herein and any right of the holders of Series A Convertible Preferred Stock granted hereunder may be waived as to all shares of Series A Convertible Preferred Stock (and the holders thereof) upon the written consent of a Majority In Interest, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series A Convertible Preferred Stock shall be required.

28

14.3 Interpretation. Whenever possible, each provision of this Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

14.4 No Other Rights. Except as may otherwise be required by law, the shares of the Series A Convertible Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Designation.

14.5 Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

14.6 Specific Performance. The Corporation and each holder by accepting shares of Series A Convertible Preferred Stock, agree that the covenants and obligations contained in this Designation relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Corporation and each holder agree that if either the Corporation or any holder fails or refuses to fulfill any of its obligations under this Designation or to make any payment or deliver any instrument required hereunder or thereunder, then (a) the Corporation in the event the non-performing party is any holder; or (b) a Majority In Interest of the holders, in the event the non-performing party is the Corporation, shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

——————————--

NOW THEREFORE BE IT RESOLVED, that the Designation is hereby approved, affirmed, confirmed, and ratified; and it is further

RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, any and all documents, and to perform any and all acts necessary to reflect the Board of Directors approval and ratification of the resolutions set forth above; and it is further

29

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Corporation and the Corporation’s attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and it is further

RESOLVED, that this Designation may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of this Designation or any counterpart hereof to produce or account for any of the other.

[Remainder of page left intentionally blank. Signature page follows.]

30

IN WITNESS WHEREOF, the Board of Directors of the Corporation has unanimously approved and caused this “Second Amended And Restated Certificate Of Designations of PEDEVCO CORP. Establishing The Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock” to be duly executed and approved this 30th day of October, 2025.

DIRECTORS:

DR. SIMON KUKES
DIRECTOR

J. DOUGLAS SCHICK
DIRECTOR

JOHN SCELFO
DIRECTOR

H. DOUGLAS EVANS
DIRECTOR

JOHN K. HOWIE
DIRECTOR

31

Exhibit C

SHAREHOLDER AGREEMENT

[Attached.]

32

SHAREHOLDER AGREEMENT

by and among

PEDEVCO CORP.

and

THE SHAREHOLDERS PARTY HERETO

October 31, 2025

33

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2025 by and among (a) PEDEVCO Corp., a Texas corporation (the “Company”), (b) Century Oil and Gas Holdings, LLC, a Delaware limited liability company, (c) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (clauses (b) and (c), and any successor thereto, collectively, the “Shareholder”), (d) solely for purposes of Article II, Article V, Section 6.2 through Section 6.5, and Article VII hereof (such provisions, collectively, the “Specified Shareholder Provisions”), Simon G. Kukes and The SGK 2018 Revocable Trust (clause (d), and any successor thereto, collectively, the “Specified Shareholder”) and (e) each other Person who after the date hereof becomes a party hereto.

RECITALS

WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among the Company, NP Merger Sub, LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, COG Merger Sub, LLC a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, North Peak Oil & Gas, LLC, a Delaware limited liability company, Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, and the Persons set forth on Annex A therein, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with ownership of the Shareholder Securities and the Specified Shareholder Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:

“Advice” has the meaning set forth in Section 5.16.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that, with respect to a Holder or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of a Holder or any of its Affiliates other than for purposes of Section 6.2; (y) for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be an Affiliate of any Shareholder or such Shareholder’s Affiliates or the Specified Shareholder or the Specified Shareholder’s Affiliates, and (z) any fund, investment vehicle or account controlled, managed or advised by Juniper Capital Advisors, L.P. or Juniper Capital Investment Management, L.P. shall be deemed to constitute an Affiliate of such Holder. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

34

“Agreement” has the meaning set forth in the Preamble.

“Audit Committee” means the Audit Committee of the Board.

“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange).

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

“Beneficial Owner” has a correlative meaning to “Beneficially Own.”

“Beneficial Ownership” has a correlative meaning to “Beneficially Own.”

“Board” means the board of directors of the Company.

“Business Day” means any day other than a day on which the SEC is closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, effective as of October 31, 2025, as amended or otherwise modified from time to time.

“Capital Stock” means any and all shares of Common Stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Charter” means the Company’s Second Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, dated as of the date hereof, as amended or otherwise modified from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Compensation Committee” means the Compensation Committee of the Board.

“Conversion” means the conversion of the shares of Preferred Stock into shares of Common Stock in accordance with the Charter.

“Conversion Date” means the date on which the Conversion occurs.

“Demand Notice” has the meaning set forth in Section 5.1(b).

“Derivative Securities” means options, warrants, rights to purchase Capital Stock, or any securities that are exercisable, convertible or exchangeable for Capital Stock.

35

“Director” means a member of the Board.

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the SEC.

“Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities.

“Election Meeting” has the meaning set forth in Section 3.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“External Permitted Parties” has the meaning set forth in the definition of Permitted Parties.

“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the SEC for the general registration of securities under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-8.

“Governance Committee” means the Corporate Governance and Nominating Committee of the Board.

“Grace Period” has the meaning set forth in Section 5.3(a).

“Holder” means the (i) Shareholder, (ii) its Affiliates, (iii) solely for purposes the Specified Shareholder Provisions the Specified Shareholder and (iv) any Person listed on Schedule 1.1 hereto, so long as such Person Beneficially Owns any Shareholder Securities, but shall exclude any Management Transferees.

“Indemnified Party” has the meaning set forth in Section 5.10(a).

“Indemnifying Party” has the meaning set forth in Section 5.10(a).

“Independent Director” means a Director who qualifies as “independent” under the rules of the NYSE or the rules of such other national securities exchange on which the Common Stock is then listed or trading.

36

“Internal Permitted Parties” has the meaning set forth in the definition of Permitted Parties.

“Investor Group” means the Shareholder and the Shareholder’s Affiliates and representatives.

“Legend Removal Documents” has the meaning set forth in Section 5.19.

“Losses” has the meaning set forth in Section 5.8.

“Management Transferee” means any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity.

“Merger Agreement” has the meaning set forth in the Recitals.

“NewCo” has the meaning set forth in Section 7.17.

“NYSE” means the New York Stock Exchange American.

“Opt-Out Notice” has the meaning set forth in Section 5.18.

“Original Conversion Shares” has the meaning set forth in Section 3.1(d).

“Other Holder” means any holder of Common Stock other than a Holder.

“Other Investments” has the meaning set forth in Section 6.2.

“Permitted Parties” means (a) the full-time members of the formal investment or equivalent committee of any Affiliate of the Shareholder responsible for the oversight of a Holder’s investment in the Company and (b)(i) internal compliance, legal, accounting, tax, insurance and other personnel of a Holder (clauses (a) and (b)(i), collectively, “Internal Permitted Parties”), and (ii) external compliance, legal, accounting, tax and other professional advisors of a Holder or its Affiliates who are bound by an obligation of confidentiality to the Holder or its Affiliate (either in the course of their professional duties or pursuant to a customary confidentiality agreement) (clause (b)(ii), collectively, “External Permitted Parties”), in each case with respect to clauses (a) and (b), who have a need to review information in order to perform the proper functions of their employment or duties to any Affiliate of such Holder

“Permitted Purposes” has the meaning set forth in Section 7.12(b).

“Permitted Transferee” means (i) with respect to a Holder, (A) any Affiliate of such Holder, (B) the Persons set forth on Schedule 1.1 or (C) any Management Transferee; or (ii) any transferee pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Capital Stock for cash, securities or other property.

37

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 5.4(a).

“Piggyback Offering” has the meaning set forth in Section 5.4(a).

“Post-Offering Lock-up Period” has the meaning set forth in Section 5.7(a).

“Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualifying Nominee” means, in respect of a Shareholder Nominee, a natural person who, in the good faith determination of the Board or the Governance Committee: (i) is suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE-listed companies; (ii) is not prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the Shareholder Securities are listed or admitted to trading; and (iii) is not subject to any order, decree or judgment of any Authority prohibiting service as a director of any public company.

“Registrable Securities” means, collectively, (a) the Shareholder Securities, (b) the Specified Shareholder Securities, (c) any securities held by the Shareholder or one of its Affiliates in connection with compensation arrangements with respect to the service of a Juniper Director or Juniper Preferred Director on the Board to the extent such securities are not eligible to be sold or disposed of without restriction pursuant to Rule 144 (“Compensation Securities”); and (d) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, to the extent such shares are eligible for resale registration under the Securities Act; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the SEC and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) when such Registrable Securities have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 5.13; or (iv) such Registrable Securities are no longer outstanding.

38

“Registration Expenses” means all fees and expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 5.1 or an Underwritten Offering covered under this Agreement, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, reasonable fees and expenses incurred in connection with any “road show” for an Underwritten Offering, all word processing, duplicating and printing expenses, any transfer taxes not otherwise attributable to the sale of Registrable Securities, the fees and disbursements of one counsel designated by the holders of a majority of the Registrable Securities included in such Registration Statement, and counsel, independent public accountants and independent petroleum engineers for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance.

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any registration statement relating to the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415), including the Prospectus, amendments and supplements to such registration statements, post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements.

“Renounced Business Opportunity” has the meaning set forth in Section 6.2.

“Replacement” has the meaning set forth in Section 3.3.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

39

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities and (c) other fees of a Holder not included within the definition of Registration Expenses.

“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.

“Selling Shareholder Questionnaire” means a selling Shareholder questionnaire reasonably adopted by the Company from time to time.

“Shareholder” has the meaning set forth in the Preamble.

“Shareholder Nominee” has the meaning set forth in Section 3.1(e).

“Shareholder Securities” means, collectively, (a) the shares of Preferred Stock issued (and any shares of Common Stock issued upon Conversion) to the Shareholder and any of its Affiliates pursuant to the Merger Agreement (including, for the avoidance of doubt, the capital raise transaction that occurs substantially concurrent with the consummation of the transactions contemplated by the Merger Agreement), and (b) any securities issued or issuable with respect to such Preferred Stock or Common Stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Specified Shareholder” has the meaning set forth in the Recitals.

“Specified Shareholder Securities” means (a) the shares of Common Stock held by the Specified Shareholder as of the date hereof, (b) the shares of Preferred Stock issued (and any shares of Common Stock issued upon Conversion) to the Specified Shareholder or any of its Affiliates pursuant to the capital raise transaction that occurs substantially concurrent with the consummation of the transactions contemplated by the Merger Agreement and (c) any securities issued or issuable with respect to such Common Stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Termination Date” has the meaning set forth in Section 7.16.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Shareholder Securities or Specified Shareholder Securities; provided, however, that any assignment by the Shareholder or Specified Shareholder pursuant to Section 7.3 shall not be deemed a Transfer hereunder.

40

“Trigger Date” means (a) with respect to the Holders (other than the Specified Shareholder), the first date on which the Holders (other than the Specified Shareholder), together with their Affiliates, no longer have a representative serving as a director, officer, employee or consultant of or to the Company or any of its Affiliates and (b) with respect to the Specified Shareholder, the first date on which the Specified Shareholder, together with its Affiliates, no longer Beneficially Own a number of shares of Common Stock greater than or equal to 10.0% of the issued and outstanding shares of Common Stock and no longer is a director, officer, employee or consultant of or to the Company or any of its Affiliates.

“Underwritten Offering” has the meaning set forth in Section 5.2(a).

ARTICLE II

TRANSFERS

Section 2.1 Distribution Cooperation. If any Holder or Permitted Transferee effectuates or seeks to effectuate a Transfer of all or part of the Shareholder Securities or the Specified Shareholder Securities, the Company will use its commercially reasonable efforts to assist such transferor to facilitate such Transfer in the manner and to the Persons requested by such transferor, including the delivery of instruction letters, legal opinions, indemnity letters (which shall in any event, subject to the Company’s transfer agent’s approval, which the Company shall use its commercially reasonable efforts to obtain, be provided in lieu of any requirement for such transferor or the applicable transferees to obtain and deliver stock powers and/or medallion guarantees to the Company’s transfer agent, including any indemnification by the Company in lieu of any medallion guaranteed stock powers) and other documentation by the Company or its counsel to the Company’s transfer agent or otherwise as may be required or requested to effect such Transfer; provided, that if the Company is required or requested to provide an indemnity letter in connection with a Transfer, the transferor shall provide an indemnity letter to the Company indemnifying the Company to the same extent the Company is required or requested to indemnify the Company’s transfer agent.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board Representation; Initial Appointment to the Board; Reduction.

(a) From the date hereof until the Conversion Date, the Shareholder shall have the right to nominate one Director (initially, Josh Schmidt) (the “Juniper Preferred Director”) pursuant to the terms of the Series A Preferred Stock of the Company.

(b) From and after the Conversion Date, the Board shall consist of six Directors, or, subject to Section 3.1(g), such greater number as approved by the Board in accordance with the organizational documents of the Company.

41

(c) On the Conversion Date, (i) the Shareholder shall have the right to nominate three Directors (each, a “Juniper Director” and together, the “Juniper Directors”), which must include at least one Independent Director (initially, Edward Geiser, Josh Schmidt and an Independent Director to be determined) and (ii) the remaining Directors shall be nominated as follows: (A) two Directors nominated by the Governance Committee, which must include at least one Independent Director; and (B) one Independent Director mutually agreed in writing by the Shareholder and the Governance Committee (excluding the Juniper Directors then-serving on the Governance Committee, but including any Independent Director appointed by the Shareholder).

(d) The Shareholder’s right to nominate Directors to the Board pursuant to this Section 3.1 shall be determined based on the Shareholder’s, together with its Affiliates’, ownership of Common Stock on the applicable date of determination as measured relative to the total number of shares of Common Stock issued and outstanding as of the time of the Conversion (the “Original Conversion Shares”) as follows:

(i) for so long as the Shareholder, together with its Affiliates, holds 50% or more of the Original Conversion Shares, the Shareholder shall have the right to nominate three Juniper Directors, which must include at least one Independent Director;

(ii) for so long as the Shareholder, together with its Affiliates, holds 30% to 49.9% of the Original Conversion Shares, the Shareholder shall have the right to nominate two Juniper Directors, both of whom may be employees of the Shareholder or its Affiliates; and

(iii) for so long as the Shareholder, together with its Affiliates, holds 10% to 29.9% of the Original Conversion Shares, the Shareholder shall have the right to nominate one Juniper Director, who may be an employee of the Shareholder or its Affiliates; and

(iv) if at any time the Shareholder, together with its Affiliates, less than 10% of the Original Conversion Shares, the Shareholder will no longer have the right to nominate any Juniper Directors.

(e) (i) Promptly following the Effective Time, but on the date hereof, the Company will take, or cause to be taken, all necessary action to cause the election or appointment to the Board of the Directors named in Section 3.1(a); and (ii) on, from and after the Conversion Date, the Company will take, or cause to be taken, all necessary action to cause the election or appointment to the Board any Director named in Section 3.1(c) that is not then-serving on the Board; provided, that each such natural person is a Qualifying Nominee (each such person designated for nomination by the Shareholder pursuant to Section 3.1(c) or Section 3.1(d), a “Shareholder Nominee”). The Directors shall serve an initial term that will expire no earlier than the first annual meeting of the shareholders of the Company to be held following the date of this Agreement.

(f) If at any time the Shareholder no longer has the right to designate a Shareholder Nominee then serving on the Board pursuant to the terms of this Article III, then, unless the Governance Committee and the Shareholder agree in writing that any such Juniper Director should stand for reelection to the Board, the Shareholder shall cause any such Juniper Director to tender their resignation from the Board and any committee of the Board on which he or she then serves at the end of such Juniper Director’s then current term and, if the Board accepts such resignation, the resulting vacancy shall be filled by a director elected by the shareholders of the Company or by the Board. For the avoidance of doubt, following a reduction of the Shareholder’s right to designate Shareholder Nominees for nomination to the Board pursuant to this section, such right of designation shall not be reinstated if after such occurrence the Shareholder, together with its Affiliates, holds an amount of Original Conversion Shares greater than or equal to any of the applicable thresholds.

42

(g) Neither the Company nor the Board (subject to the fiduciary duties that the Directors may owe in such capacity) shall be permitted to increase or decrease the number of individuals comprising the Board or amend or modify the designation rights set forth in this Section 3.1 without first having received the affirmative vote of a majority of the Independent Directors then on the Board that are not Juniper Directors and the written consent of the Shareholder; provided, however, if the size of the Board is increased or decreased, the Company and the Shareholder shall reasonably cooperate with each other to provide the Shareholder with representation on the Board (giving effect to any such adjustment) substantially commensurate with the percentage of the Original Conversion Shares held by the Shareholder, together with its Affiliates, at such time.

(h) From the date hereof until the Conversion Date, the Shareholder shall have the right to designate one individual as a non-voting observer to the Board and any committee or subcommittee thereof (initially, Edward Geiser). Such observer shall have the right to attend all meetings and deliberations of the Board and any committee or subcommittee thereof; provided, that any materials or other information provided to such observer shall be subject to Section 7.12, mutatis mutandis. Such observer shall have the right to receive all information received by the members of the Board or any committee or subcommittee thereof and at the same time as such information the members of the Board or such committee or subcommittee are entitled to receive such information, including information regarding the Company and its subsidiaries.

(i) The Board shall use commercially reasonable efforts to hold meetings on no less than a quarterly basis.

Section 3.2 Election of Shareholder Nominees to the Board.

(a) In the event that one or more Shareholder Nominees must stand for an election to the Board in connection with any annual or special meeting of shareholders of the Company at which Directors are to be elected (each annual or special meeting, an “Election Meeting”), the Company shall give written notice, no earlier than 120 days nor later than 110 days prior to the date of such Election Meeting, to the Shareholder to request that the Shareholder designate for nomination such Shareholder Nominees, and the Shareholder shall give written notice to the Company of the Shareholder Nominee(s) at least 90 days prior to the date of such Election Meeting; provided, that if the Shareholder fails to give such notice in a timely manner, then the Shareholder shall be deemed to have designated for nomination the incumbent Juniper Directors.

(b) In connection with any Election Meeting in which a Shareholder Nominee stands for election or reelection to the Board (or in the event that the Shareholder is permitted to designate a Replacement pursuant to Section 3.3), the Shareholder shall take all necessary action to cause the Shareholder Nominee to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or the Governance Committee may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.

(c) Subject to the provisions set forth in this Article III, to the extent that a Shareholder Nominee must stand for an election or reelection to the Board in connection with an Election Meeting, subject to applicable requirements or qualifications under applicable law or applicable stock exchange rules, the Company agrees to take, and cause the Board (subject to the fiduciary duties that the Directors may owe in such capacity) to take, all actions necessary to: (i) nominate (including for purposes of the Company’s advance notice bylaw) and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election or reelection of the Shareholder Nominee (including ensuring that each Shareholder Nominee is included in the proxy statement prepared by the Company in connection with the Company’s solicitation of proxies for such Election Meeting), and at every adjournment or postponement thereof, and on every action or approval by written resolution of the Shareholders of the Company or the Board with respect to the election or reelection of members of the Board, and (ii) support the Shareholder Nominee for election or reelection in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Company, the Governance Committee or the Board shall be under any obligation to nominate or recommend a proposed Shareholder Nominee if the Governance Committee determines (by majority vote) in good faith, following consultation with outside legal counsel, that such proposed Shareholder Nominee is not a Qualifying Nominee (provided that any such determination with respect to any Shareholder Nominee pursuant to this Section 3.2 shall be made no later than 15 days after the Shareholder sends written notice pursuant to Section 3.2(a) and in any event with reasonably sufficient time for the Shareholder to designate for nomination a substitute Shareholder Nominee).

Section 3.3 Qualification and Replacement of Shareholder Nominees. If a Juniper Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Director), other than as expressly contemplated by Section 3.1(f), the Shareholder shall have the exclusive right to designate a replacement for such Director (a “Replacement”). Unless the Governance Committee determines that such Replacement is not a Qualifying Nominee, the Company shall promptly take all reasonable actions within its control to satisfy the requirements under this Article III with respect to such Replacement, including by causing the appointment of such Replacement to the Board to fill any such vacancy. If any such Replacement is determined by the Governance Committee not to be a Qualifying Nominee, the Shareholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Governance Committee to qualify as a Qualifying Nominee.

43

Section 3.4 Resignation. The Shareholder shall have the right at any time and from time to time to cause any of the Juniper Directors to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves.

Section 3.5 Rights of the Shareholder Nominee.

(a) The Company shall notify each Shareholder Nominee and Juniper Preferred Director, as applicable, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such person is a member. The Company and the Board shall provide such Shareholder Nominees and Juniper Preferred Director, as applicable, with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and all other members of each committee of the Board of which such person is a member concurrently as such materials are provided to the other members of the Board or such committee.

(b) Each Shareholder Nominee and Juniper Preferred Director, as applicable, shall be entitled to the same directors’ and officers’ insurance coverage as the other non-employee Directors and the same indemnification and exculpation rights from the Company as such other Directors, in each case, effective no later than the date on which such Shareholder Nominee or Juniper Preferred Director, as applicable, joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each such Shareholder Nominee and Juniper Preferred Director in substantially the same form as the other Directors and with such changes as may be reasonably requested by the Shareholder.

(c) Except to the extent that the Shareholder may otherwise notify the Company, each Shareholder Nominee and Juniper Preferred Director shall be entitled to reimbursement for reasonable expenses for his or her service as a Director, consistent with the Company’s policies applicable to other non-employee Directors.

ARTICLE IV
RESERVED

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Shelf Registration.

(a) Within 45 days after the Conversion Date, the Company shall use its commercially reasonable efforts to prepare and file a Registration Statement with the SEC covering the resale of all Registrable Securities held by the Holders for an offering to be made on a delayed or continuous basis pursuant to Rule 415, and to continuously renew such Registration Statement upon any expiration thereof.

44

(b) Any Registration Statement filed with the SEC pursuant to this Section 5.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1, which Form S-1 shall be converted to a Form S-3 at such time as the Company becomes so eligible, or such other form or forms of registration statement as are then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 5.1 to be declared effective as soon as reasonably practicable thereafter. If no Registration Statement is then-effective with respect to any Registrable Securities, the Holder of such Registrable Securities may deliver a written request to the Company (a “Demand Notice”), specifying (i) the number of Registrable Securities sought to be registered and (ii) the proposed plan of distribution, or be followed by such information, when requested as contemplated by Section 5.14, and the Company shall promptly (but in any event within 45 days of the delivery of such Demand Notice) prepare and file with the Commission a Registration Statement to permit the public resale of the Registrable Securities that are the subject of such Demand Notice; provided, that the Shareholder shall only be permitted to deliver one Demand Notice with respect to Compensation Securities held by the Shareholder or any of its Affiliates that are not covered by a then-effective Registration Statement.

(c) During the Effectiveness Period, the Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 5.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. At the time it becomes effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(d) A Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to, and requested by, any Holder.

Section 5.2 Procedures For Underwritten Offerings.

(a) At any time and from time to time after the effectiveness of a Registration Statement filed in accordance with Section 5.1, and without limitation of any other method of sale, any Holder may request to sell all or any portion of its Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”) with each Underwritten Offering to include an aggregate number of Registrable Securities reasonably expected to result in gross offering proceeds of at least $10,000,000.

45

(b) In connection with an Underwritten Offering, the Company shall select one or more investment banking firms of national standing to be the managing underwriter or underwriters with the consent of the Selling Holders holding a majority of the Registrable Securities to be sold in such Underwritten Offering, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) As a condition for inclusion of any Holder’s Registrable Securities in an Underwritten Offering, such Holder shall agree to enter into an underwriting agreement with the underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Holder; and provided further, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or Transferred, (ii) such Holder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested). If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the managing underwriter; provided, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the Registration Statement relating to an Underwritten Offering is suspended pursuant to Section 5.3, then such abandoned or suspended, as applicable, Underwritten Offering will not be considered an Underwritten Offering under this Section 5.2.

(d) If the managing underwriter or underwriters for an Underwritten Offering advises the Company that the total amount of Registrable Securities or other shares of Common Stock to be included in such Underwritten Offering is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other shares of Common Stock to be included in such offering will be reduced as follows: first, the Company shall reduce or eliminate the Common Stock to be included by any Person other than the Holders, if any; second, the Company shall reduce or eliminate any Common Stock to be included by the Company; third, the Company shall reduce the number of Registrable Securities to be included by the Selling Holders, pro rata in accordance with the number of Registrable Securities proposed to be included by such Selling Holders.

(e) The Company will not be required to undertake an Underwritten Offering pursuant to this Section 5.2 if:

(i) the Company has undertaken an Underwritten Offering, whether for its own account (but only in compliance with this Agreement) or pursuant to Section 5.2 of this Agreement, within 180 days preceding the date of the request for such Underwritten Offering pursuant to this Section 5.2 is given to the Company; and

46

(ii) the number of Underwritten Offerings previously made pursuant to this Section 5.2 and not abandoned in the immediately preceding 12-month period shall exceed three (3).

Section 5.3 Grace Periods.

(a) Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the SEC, suspend the use of, a Registration Statement (including the Prospectus included therein) if in the reasonable and good faith judgment of the Board, (i) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company (provided, however, that to the extent the Company undertakes an underwritten public offering in connection with such transaction, the Holders shall be entitled to the rights set forth in Section 5.4) or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; (ii) the Company is in possession of material non-public information, the disclosure of which would not be, in the reasonable and good faith opinion of the Board, in the best interests of the Company; (iii) the Company must amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; or (iv) such registration or continued registration would render the Company unable to comply with the requirements of the Securities Act or Exchange Act (the period of a postponement or suspension as described in clause (i) and/or a delay described in clause (ii), (iii) or this clause (iv), a “Grace Period”); provided, however, that in the event such Registration Statement relates to an Underwritten Offering pursuant to Section 5.2, then the Holders initiating such Underwritten Offering shall be entitled to withdraw the request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 5.2 and the Company shall pay all Registration Expenses in connection with such registration.

(b) The Company shall promptly, and no later than three calendar days following the occurrence of an event giving rise to the Grace Period, (i) notify the Holders in writing of the existence of the Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Holders promptly, and no later than three calendar days following the conclusion of an event giving rise to the Grace Period, in writing of the date on which the Grace Period ends.

(c) The duration of any one Grace Period shall not exceed 45 days, there shall not be more than two (2) Grace Periods in any 365-day period and the aggregate of all Grace Periods in total during any 365-day period shall not exceed 60 days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 5.3(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) of Section 5.3(b) and the date referred to in such notice.

47

Section 5.4 Piggyback Registration.

(a) If at any time, and from time to time, the Company proposes to conduct an underwritten offering of Common Stock for its own account or for the account of owners of Common Stock (including any Holder of Common Stock) entitled to participate in such offering, then the Company shall give written notice (the “Piggyback Notice”) of such underwritten offering to the Holders at least ten Business Days prior to the earlier of the date of filing of the registration statement or the date of filing of the preliminary Prospectus supplement for such underwritten offering. Such Piggyback Notice shall include the number of shares of Common Stock to be offered, the proposed date of such underwritten offering, any proposed means of distribution of such shares of Common Stock, any proposed managing underwriter of such shares of Common Stock and a good faith estimate by the Company of the proposed maximum offering price of such shares of Common Stock (as such price would appear on the front cover page of a registration statement), and shall offer the Holders the opportunity to sell such amount of Registrable Securities as such Holder may request on the same terms and conditions as the Company or any other Holder (a “Piggyback Offering”). Subject to Section 5.4(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five Business Days after the date the Piggyback Notice is given; provided, however, that in the case of a “takedown” of Common Stock registered under a shelf registration statement previously filed by the Company, such Registrable Securities are covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. Except as provided in Section 5.17, the Company shall not grant piggyback registration rights to any holders of its Common Stock or securities that are convertible into its Common Stock unless such rights are junior in all respects to the rights of the Holders set forth in this Section 5.4(a).

(b) The Company will cause the managing underwriter or underwriters of the proposed offering to permit any Holder that has requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any Other Holder. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the Holders in writing that, in its view, the total amount of shares of Common Stock that the Company and such Holders propose to include in such offering is such as to materially adversely affect the success of such underwritten offering, then:

(i) if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (A) first, all shares of Common Stock to be offered by the Company; and (B) second, the shares of Common Stock requested to be included in such Piggyback Offering by the Holders and the Specified Shareholder on a pro rata basis in accordance with the number of Registrable Securities proposed to be included by such Selling Holders; or

48

(ii) if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights pursuant to a registration rights agreement, the Company will include in such registration: (A) first, the shares of Common Stock of the Holders (including the Specified Shareholder), on a pro rata basis in accordance with the number of Registrable Securities proposed to be included by such Selling Holders ((B) second, the shares of Common Stock proposed to be included in such underwritten offering by the Other Holders; and

in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering.

(c) If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason to delay a Piggyback Offering initiated by the Company, the Company may, at its election, give notice of its determination to the Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d) Any Holder may withdraw its request for inclusion of any or all of its Registrable Securities in a Piggyback Offering by giving written notice to the Company, at least one Business Day prior to the anticipated date of the filing by the Company of a Prospectus supplement under Rule 424 (which shall be the preliminary Prospectus supplement, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, such Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

Section 5.5 Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in Section 5.1 or any Underwritten Offering as provided in Section 5.2, the Company shall use its commercially reasonable efforts to:

(a) prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use its commercially reasonable efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b) prepare and file with the SEC, without the need for a request by the Holders, such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

49

(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to each Holder whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford counsel to such Holders a reasonable opportunity to review and comment on such documents and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 7.13, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act, and (B) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 7.13, during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, Directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d) notify each Holder, as soon as reasonably practicable after the Company receives notice thereof, of (i) any correspondence from the SEC relating to such Registration Statement or Prospectus, (ii) the time when such Registration Statement has been declared effective, and (iii) the time when a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e) with respect to any offering of Registrable Securities furnish to each Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder a copy of any and all comment letters, transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such Registration Statement, Prospectus or offer;

(f) (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

50

(g) cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h) with respect to any Underwritten Offering, obtain a signed:

(i) opinion of counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any;

(ii) “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountants customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(iii) if required by the managing underwriters, certificate of the chief financial officer or other appropriate executive officer of the Company, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters, if reasonably requested by the underwriters for the purpose of certifying certain financial information not addressed in the comfort letter referred to in clause (ii) immediately above; and

(iv) letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the Company’s independent petroleum engineers, reasonably satisfactory (based on the customary form and substance of such letters of issuers independent petroleum engineers customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in petroleum engineers’ letters delivered to underwriters in such types of offerings of securities;

51

(i) notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(j) notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information relating thereto;

(k) advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement relating to the Registrable Securities and promptly use commercially reasonable efforts to obtain the withdrawal;

(l) otherwise comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;

(m) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(n) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company;

52

(o) if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

(p) if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize the transfer agent to transfer such Registrable Securities without legend upon sale by the Holders of such Registrable Securities under the Registration Statement; and

(q) otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, at least 10 Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five Business Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 5.2(c) and Section 5.7. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 5.5 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

Section 5.6 Registration Expenses. The Company shall pay all reasonable Registration Expenses, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale.

53

Section 5.7 Post-Offering Lock-up.

(a) In connection with any Underwritten Offering, Piggyback Offering or other underwritten public offering of equity securities by the Company, except with the written consent of the underwriters managing such offering, to the extent requested by the managing underwriter, no Holder who participates in such offering or who Beneficially Owns 5% or more of the outstanding shares of Common Stock at such time shall Transfer, without prior written consent from the Company, during the seven days prior to and the 60-day period beginning on the date of closing of such offering (or such shorter period as agreed to by any of the Company, its executive officers or the Board) (the “Post-Offering Lock-up Period”), except as part of such offering; provided, that nothing herein will prevent any Holder from (i) making a Transfer of Registrable Securities to an Affiliate or otherwise in connection with estate planning transactions that is otherwise in compliance with the applicable securities laws, (ii) Transferring shares of Common Stock acquired in open market transactions after the completion of the Public Offering, or (iii) if such person is a corporation, limited liability company, partnership, trust or other entity, making Transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its Affiliate, so long as such transferee agrees to be bound by the restrictions set forth in this Section 5.7(a). Each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 5.7(a). The provisions of this Section 5.7(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) In connection with any Underwritten Offering, the Company, and, to the extent requested by the managing underwriter, each of the Company’s Directors and officers, shall not effect any Transfer of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Selling Holder(s), during the Post-Offering Lock-up Period, except as part of such offering. The Company agrees to execute a lock-up agreement, and to call for the Company’s Directors and officers to execute a lock-up agreement, in favor of the underwriters for such Underwritten Offering to such effect and, in any event, that the underwriters for such Underwritten in any relevant offering shall be third party beneficiaries to this Section 5.7(b). The foregoing shall not apply to (1) Transfers of shares of Common Stock (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to any legal representative, heir, beneficiary or immediate family member or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; (2) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act provided that (i) such plan does not provide for the Transfer, sale or otherwise disposal of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Post-Offering Lock-Up Period and (ii) any public announcement or filing with the Securities and Exchange Commission under the Exchange Act made regarding the establishment of such plan during the Post-Offering Lock-Up Period shall include a statement that such person is not permitted to Transfer, sell or otherwise dispose of securities under such plan during the Post-Offering Lock-Up Period; (4) Transfers of shares of Common Stock acquired in open market transactions after the completion of the Public Offering; (5) if such person is a corporation, limited liability company, partnership, trust or other entity, transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate; and (6) with respect to the Company, issuances of shares of Common Stock or other securities in connection with an acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, in each case, which is a bona fide transaction with an unaffiliated third party. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities offering and sale to employees, Directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.

54

Section 5.8 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, Directors (including the Juniper Preferred Director), agents, partners, members, managers, trustees, shareholders, Affiliates, employees and investment managers of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, Directors, partners, members, managers, trustees, shareholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement contemplated herein, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 5.5(i), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 5.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.

55

Section 5.9 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective Directors (including the Juniper Preferred Director), officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the Directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use therein or (c) in the case of an occurrence of an event of the type specified in Section 5.5(i), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective in accordance with this Agreement and prior to the receipt by such Holder of the Advice contemplated in Section 5.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

Section 5.10 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity under this Section 5.10 (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

56

(c) Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5.10) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5.10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

Section 5.11 Contribution.

(a) If a claim for indemnification under Section 5.8 or Section 5.9 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.11, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

57

Section 5.12 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until the earlier of (a) such time as when no Registrable Securities remain outstanding and (b) such time as the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 5.13 Transfer of Registration Rights. The rights of the Holders to cause the Company to register Registrable Securities under this Article V may not be transferred or assigned, in whole or in part, without the written consent of the Company; provided, however, that a Holder may assign such rights pursuant to this Article V in connection with a transfer of Registrable Securities (including a Transfer to a Permitted Transferee) so long as (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) the transferee agrees to be bound by the terms set forth in this Article V, and (c) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided, however, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred or assigned and not in respect of any other securities that the transferee or assignee may hold.

Section 5.14 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any Registration Statement, Prospectus or Prospectus supplement, as applicable, to comply with the Securities Act.

Section 5.15 Compliance. Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

58

Section 5.16 Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 5.5(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 5.16.

Section 5.17 Preservation of Rights. Subject to the other provisions of this Agreement, the Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder.

Section 5.18 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering, the withdrawal of any Underwritten Offering or any event that would lead to a suspension or delay as contemplated by Section 5.3(a); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 5.4, and such Holder shall no longer be entitled to the rights associated with any such notice.

Section 5.19 Company Obligations Regarding Transfer. The restrictive legend on any Shareholder Securities or Specified Shareholder Securities covered by this Agreement shall be removed if (i) such shares are or may be sold, distributed or otherwise transferred pursuant to an effective registration statement under the Securities Act in accordance with the plan of distribution described therein, (ii) such shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144), or (iii) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii) or (iii) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 6.19 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.19, provided that the applicable Holder shall be responsible for all fees and expenses (including counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

59

ARTICLE VI

OTHER COVENANTS OF THE COMPANY

Section 6.1 Committee Matters.

(a) From and after the Conversion Date and for so long as the Shareholder is entitled to designate at least one Shareholder Nominee for nomination to the Board pursuant to Section 3.1(a), each of the Audit Committee, the Compensation Committee and the Governance Committee shall comprise three Directors mutually selected in writing by the Shareholder and the Governance Committee, and at least one Juniper Director shall serve as a member of each committee of the Board (other than the Audit Committee of the Board) and each subcommittee of any such committee; provided, however, that if the applicable Juniper Director is not an Independent Director and the inclusion of the Juniper Director would, as determined by the Board, reasonably be expected to have an adverse effect on the Company, the parties hereto will discuss in good faith the implementation of an arrangement whereby, as an alternative to the Juniper Director serving on such committee(s) and subcommittees, the Juniper Director would be provided with an opportunity to review materials furnished to such committee(s) or subcommittees and to propose items for inclusion on the agenda of any meeting of any such committee or subcommittee.

(b) From and after the Conversion Date and for so long as the Shareholder is entitled to designate at least one Shareholder Nominee for nomination to the Board pursuant to Section 3.1(a), a Juniper Director shall be designated as the chairperson of the Compensation Committee and the Governance Committee; provided, however, that if the applicable Juniper Director is not an Independent Director and the inclusion of the Juniper Director as chairperson would, as determined by the Board, reasonably be expected to have an adverse effect on the Company, the parties hereto will discuss in good faith the implementation of an arrangement whereby, as an alternative to the Juniper Director serving as the chairperson of such committee, the Juniper Director would be provided with an opportunity to review materials furnished to such committee and to include items on the agenda of any meeting of any such committee.

60

Section 6.2 Business Opportunities. The Company, on behalf of itself and its subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investor Group, the Juniper Directors, the Juniper Preferred Director and the Specified Shareholder, (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct or indirect investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, the Company’s or any of its subsidiaries’ businesses or that could be suitable for the Company’s or any of its subsidiaries’ interests, (ii) do business with clients, customers, vendors or lessors of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments, and (v) may or will, as a result of or arising from the matters referenced in this Section 6.2, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), and (c) acknowledges and affirms that no member of the Investor Group, any Juniper Director, or the Specified Shareholder, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the Investor Group, any Juniper Director or Juniper Preferred Director, or the Specified Shareholder, may pursue a Renounced Business Opportunity. The Company agrees that in the event that any member of the Investor Group or any of its officers, directors, employees, partners and agents thereof, any Juniper Director or Juniper Preferred Director, or any Specified Shareholder acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (A) any member of the Investor Group and (B) the Company or its subsidiaries, neither the Juniper Directors or the Juniper Preferred Director, nor the Specified Shareholder, nor any member of the Investor Group (or such director, officer, employee, partner or agent) shall have any duty to offer or communicate information regarding such corporate opportunity to the Company or its subsidiaries unless such opportunity was learned, discovered or sourced solely in the course of (x) such Person acting in such Person’s capacity as a director of the Company or (y) such Person’s receipt of information pursuant to the rights set forth in Section 6.3. Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 6.2.

Section 6.3 Access to Information. From and after the date hereof until the Trigger Date:

(a) the Company shall permit the Shareholder and the Specified Shareholder to visit and inspect the Company’s properties, to examine its books of accounts and records and to discuss its affairs, finances and accounts with the officers of the Company, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of the Shareholder and its Affiliates in the Company; provided, that any such information shall be subject to Section 7.12. The Shareholder shall bear any expenses incurred by the Shareholder pursuant to this Section 6.3; and

(b) upon the written request of the Shareholder or the Specified Shareholder, the Company shall provide the Shareholder or the Specified Shareholder, as applicable, in addition to other information that might be reasonably requested by the Shareholder or Specified Shareholder from time to time, (i) copies of all materials provided to the Board (or committee of the Board or subcommittee thereof), and (ii) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; provided, that any such information shall be subject to Section 7.12.

Section 6.4 No Amendment of Organizational Documents. Prior to the Termination Date, the Company shall not, and shall cause each of its Subsidiaries not to, adopt, amend or modify (either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise), the certificate of incorporation or Bylaws (or equivalent organizational document) of the Company or any of its Subsidiaries in a way that materially, adversely and disproportionately affects the rights or privileges of the Shareholder or the Specified Shareholder or any of their respective Affiliates that owns Common Stock or other equity interests in the Company in their capacity as owners of Common Stock or other equity interests in the Company or any of its Subsidiaries in relation to any other owner of equity interests of the Company or any of its Subsidiaries, in each case, without the prior written consent of such Shareholder or such Specified Shareholder that is so affected. In furtherance and not in limitation of the foregoing, the Company shall not amend (a) Section 5.7 or Section 14.2 of the Bylaws without the prior written consent of the Shareholder or (b) Article IX or Article XIII of the Charter without the prior written consent of the Shareholder and the Specified Shareholder.

61

Section 6.5 Amendments to Organizational Documents. Following the Closing, the resolutions or written consent of the Board and the Specified Shareholder with respect to their respective adoption and approval of the Parent A&R Charter and the Bylaws shall not be rescinded or modified in any way without the prior written consent of the Shareholder. The Company shall take all actions necessary or advisable to effect the foregoing, including promptly (but in any event, within two Business Days after the date hereof) filing the Parent A&R Charter with the Texas Secretary of State.

Section 6.6 Shareholder Expenses. All reasonable and documented fees and expenses (including the reasonable and documented legal fees of external counsel) incurred by or on behalf of the Shareholder and its Affiliates in connection with or related to the preparation of the Information Statement on Schedule 14C (including any supplements or amendments thereto) to be filed by the Company with the Securities and Exchange Commission relating to the issuance of Common Stock in connection with the Conversion and the transactions contemplated thereby or related thereto shall promptly be paid by the Company as and when such expenses become due.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that, each notice party shall use commercially reasonable efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

If to the Company, to:

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Attn: J. Douglas Schick; Clark R. Moore

Email: dschick@pedevco.com; cmoore@pedevco.com

With copies to (which copy shall not constitute notice):

K&L Gates LLP

1 Park Plaza, 12th Floor

Irvine, CA 92614

Attention: Michael A. Hedge; Jason C. Dreibelbis

Email: michael.hedge@klgates.com; jason.dreibelbis@klgates.com

62

and

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, TX 77401

Attention: David M. Loev

Email: dloev@loevlaw.com

If to the Shareholder, to:

c/o Juniper Capital Advisors, L.P.

2727 Allen Parkway, Suite 1850

Houston, TX 77019

Attn: Edward Geiser, Josh Schmidt, Legal

Email: egeiser@juncap.com

jschmidt@juncap.com

legalnotices@juncap.com

With a copy to (which copy shall not constitute notice):

Gibson Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Gerry Spedale, Michael Piazza and Jesse Myers

Email: GSpedale@gibsondunn.com

MPiazza@gibsondunn.com

JPMyers@gibsondunn.com

If to the Specified Shareholder, to:

Simon Kukes

[•]

Email: [•]

With a copy to (which copy shall not constitute notice):

Baker & McKenzie LLP

800 Capital Street, Suite 2100

Houston, Texas 77002

Attention: Rodney Read and Jennifer Broder

Email: Rodney.Read@bakermckenzie.com

Jennifer.Broder@bakermckenzie.com

or, if to a transferee of a Holder, to the transferee at the address specified by such transferee. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by e-mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

63

Section 7.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto, including subsequent Holders to the extent permitted herein.

Section 7.3 Assignment of Rights. Unless otherwise specified in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or the Specified Shareholder or any of their respective Affiliates without the prior written consent of the Company; provided, however, that any of the rights, interests or obligations of the Shareholder or the Specified Shareholder may be assigned to any of their respective Affiliates without the requirement of any such consent, and, following such assignment, such assignee shall be a Shareholder or Specified Shareholder (as applicable) for all purposes hereunder. Any purported assignment in breach of this Section 7.3 shall be null and void ab initio.

Section 7.4 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 7.16, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 7.4, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 7.4. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

64

Section 7.6 Rules of Construction.

(a) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Authority includes any successor to that Authority; (iii) any applicable law refers to such applicable law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable law or other law include any successor to such section; and (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 7.7 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

65

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF (I) THE TEXAS BUSINESS COURT LOCATED IN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IF SUCH COURT IS THEN FUNCTIONING OR (II) IF THE TEXAS BUSINESS COURT IS NOT THEN FUNCTIONING, THEN THE STATE AND FEDERAL COURTS LOCATED WITHIN THE CITY OF HOUSTON WITHIN THE STATE OF TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A TEXAS BUSINESS, STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH TEXAS BUSINESS, STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.7.

66

Section 7.8 Severability of Provisions. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall substitute a suitable and equitable provision therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

Section 7.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (i) the Persons entitled to indemnification shall be express third-party beneficiaries of Section 5.8, Section 5.9, Section 5.10 and Section 5.11, (ii) each Permitted Transferee shall be an express third-party beneficiary of Section 2.1 and (iii) each member of the Investor Group and each Juniper Director shall be an express third-party beneficiary of Section 6.2.

Section 7.10 Amendment. Unless otherwise specified in this Agreement, this Agreement may be amended only by means of a written amendment signed by each of the parties hereto; provided, however, that only an amendment of any of the Specified Shareholder Provisions shall require the written consent of the Specified Shareholder.

Section 7.11 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Shareholder and the Specified Shareholder (and their respective transferees or assignees) and the Company shall have any obligation hereunder and that no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of the Shareholder or Specified Shareholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any Shareholder or Specified Shareholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, trustee, shareholder or Affiliate of any of the foregoing, as such, for any obligations of the Shareholder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

67

Section 7.12 Confidentiality of Records.

(a) Subject to Section 7.12(b), each of the parties hereto shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or Permitted Parties (in the case of a Holder) or representatives (in the case of the Company) with a bona fide need to know, and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the other party hereto or its Affiliates or its representatives relating to such other party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section 7.12, (ii) was available prior to its disclosure to or by one party to another, or (iii) becomes available to one party hereto from a source other than the other party hereto; provided, that, such source is not known by the receiving party to be bound by a confidentiality agreement with either of the non-receiving parties or their representatives and is not otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority with competent jurisdiction over the disclosing party.

(b) Notwithstanding the foregoing, but subject to compliance with the Company’s bona fide internal policies, and excluding any trade or business secrets, a Juniper Director and Juniper Preferred Director may disclose to the Holder, the Permitted Parties and its and their relevant directors, officers and employees, in each case with a bona fide need to know, any and all information received or observed by him or her in his or her capacity as a Juniper Director or a Juniper Preferred Director; provided, that such information shall not be (i) used for any purpose other than, to the extent consistent with applicable law, (A) to monitor, oversee and make decisions with respect to the Holder’s investment in the Company; (B) to comply with the Holder’s obligations under this Agreement; (C) to exercise any of the Holder’s rights under this Agreement; (D) to collaborate with the Company and (E) in order to perform the proper functions of a Person’s employment or duties (clauses (A) through (D), the “Permitted Purposes”) or (ii) disclosed to any Affiliate of the Shareholder other than the Permitted Parties; provided, further, that the Shareholder will be allowed to disclose the types of information that are customary for private equity funds to provide their members, limited partners and partners, without the prior written consent of the Company, so long as (y) such Person is bound by confidentiality obligations to the Shareholder or its Affiliates and (z) no materials provided to members of the Board or committees thereof are disclosed. Notwithstanding anything in this Section 7.12(b) to the contrary but subject to the foregoing proviso, any competitively sensitive information (as determined in good faith by the Board and identified as such in writing to the Shareholder) or local pricing data may only be disclosed to (a) Internal Permitted Parties and (b) External Permitted Parties to whom such disclosure is made for a Permitted Purpose; provided that with respect to any such disclosure: (i) in accordance with applicable law, each Juniper Director and Juniper Preferred Director shall be subject to his or her fiduciary duties as a Director with respect to sharing such information, which duties shall include, without limitation, a restriction on sharing information subject to confidentiality by the Company with third parties if the Company has identified to each Juniper Director or Juniper Preferred Director, as applicable, in writing that such information is confidential and the disclosure thereof by each Juniper Director and/or Juniper Preferred Director, as applicable, would cause a breach of such confidentiality obligation, (ii) such disclosure to External Permitted Parties is limited to the extent such disclosure is reasonably necessary for a Permitted Purpose and consistent with the internal policies and practices of the Shareholder and its Affiliates, and (iii) no such disclosure shall be permitted to the extent it adversely affects the attorney-client privilege of the Company.

68

(c) Notwithstanding anything in Section 7.16 to the contrary, the provisions of this Section 7.12 shall terminate with respect to a Holder and its Affiliates and representatives on the date that is 12 months following the Termination Date.

Section 7.13 Further Assurances. The Company and the Shareholder and Specified Shareholder shall cooperate with one another and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 7.14 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 7.15 Action in Shareholder Capacity Only. The Shareholder has executed this Agreement solely in its capacity as the record holder or Beneficial Owner of Shareholder Securities and, except as set forth in Section 6.2, nothing herein shall limit or affect any actions or omissions taken by, or fiduciary duties of, any Juniper Director or Juniper Preferred Director in his or her capacity as a Director to the extent permitted by applicable law.

Section 7.16 Termination. Unless otherwise specified herein, this Agreement shall terminate as to a Holder upon the earlier of (a) the Trigger Date with respect to such Holder and (b) the date on which such Holder provides written notice to the Company terminating this Agreement (such earlier date, the “Termination Date” with respect to such Holder); provided, however, that the provisions of Article V shall survive such termination in accordance with their respective terms.

Section 7.17 Adjustments. If there are any changes in the Capital Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Capital Stock as so changed. In the event that the Company effects the separation of any portion of its business or assets into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a shareholders agreement with the Holders that provides the Holders with rights vis-à -vis such NewCo that are substantially identical to those set forth in this Agreement, and each of the Holders shall enter into such agreement.

[Signature pages follow]

69

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

PEDEVCO CORP.

By:
Name:	John Douglas Schick
Title:	President and CEO

70

SHAREHOLDER:

CENTURY OIL AND GAS HOLDINGS, LLC

By:
Name:	Edward Geiser
Title:	Authorized Representative

NORTH PEAK OIL & GAS HOLDINGS, LLC

By:
Name:	Edward Geiser
Title:	Authorized Representative

SPECIFIED SHAREHOLDER, SOLELY FOR PURPOSES OF THE SPECIFIED SHAREHOLDER PROVISIONS:

By:
Dr. Simon G. Kukes

THE SGK 2018 REVOCABLE TRUST

By:
Name:	Dr. Simon G. Kukes
Title:	Trustee

71

Schedule 1.1

1. Juniper Capital II, L.P.

2. Juniper Capital III, L.P.

3. Juniper Capital IV, L.P.

4. Juniper NPR Partners, L.P.

5. Juniper North Peak Partners, L.P.

6. An entity wholly owned by any of the foregoing.

72